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                                                                       EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP




                                  May 12, 1997






i2 Technologies, Inc.
909 E. Las Colinas Blvd.
16th Floor
Irving, Texas  75039

                  Re:      Registration Statement for Offering of
                           100,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 100,000 shares of the Common Stock of i2 Technologies, Inc. (the "Company") under the Company's International Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the International Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Brobeck, Phleger & Harrison LLP

                                   BROBECK, PHLEGER & HARRISON LLP